UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2011

HQ SUSTAINABLE MARITIME

INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33473	62-1407522
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Melbourne Towers, 1511 Third Avenue, Suite 788, Seattle, WA 98101

(Address of Principal Executive Office) (Zip Code)

(206) 621-9888

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 24, 2011, HQ Sustainable Maritime Industries, Inc. (the “Company”) received a notice from the NYSE Amex LLC (the “Exchange”) stating that the Exchange staff has determined that the Company’s previously submitted plan of compliance, as amended and supplemented, did not make a reasonable demonstration of the Company’s ability to regain compliance with Sections 134 and 1101 of the Exchange Company Guide. The Exchange noted that, in addition to the previous continued listing deficiencies (as recited below), the Company was being subject to delisting pursuant to Section 1003(f)(iii) of the Exchange Company Guide in that, in the opinion of the Exchange staff, the Company or its management has engaged in operations, which, in the opinion of the Exchange staff, are contrary to the public interest. In addition, the Exchange also noted that the Company was also subject to delisting pursuant to Section 132(e) of the Exchange Company Guide in that, in the opinion of the Exchange staff, the Company made “…a material representation to the Exchange” which relates to the circumstances of the purported independent review by the Audit Committee of the Board in May 2011. Finally, the Exchange noticed the Company with an additional continued listing deficiency under Section 803B(4) of the Exchange Company Guide which requires that the Audit Committee of each issuer must have the specific audit committee responsibilities, authority and procedures necessary to comply with Rule 10A-3(b)(4) and (5) under the Exchange Act, concerning responsibilities relating to authority to engage advisors and funding for compensation to be paid to such advisors as determined by the Audit Committee. Accordingly, the Exchange notified the Company that, based on the previously noticed and foregoing deficiencies, the Company’s common stock was subject to delisting from the Exchange (the “Staff Determination”). The Company has determined not to appeal this Staff Determination and, consequently, notified the Exchange of its intent.

As previously reported, on April 1, 2011, the Company received a notice from the Exchange notifying the Company that was not in compliance with continued listing standards set forth under Sections 134 and 1101 of the Exchange Company Guide since the Company was yet to file its Annual Report on Form 10-K for the fiscal year ended December 31, 2010. On April 11, 2011, the Company received another notice from the Exchange notifying the Company that, following resignation of its independent nonexecutive director and the Chairman of the Audit Committee effective April 6, 2011, the Company was not in compliance with continued listing standards set forth under Sections 802(a) and 803(B)(2)(a) of the Exchange Company Guide. Finally, on May 27, 2011, the Company received an additional deficiency letter from the Exchange due to the Company’s inability to timely file its Quarterly Report on Form 10-Q for the period ended March 31, 2011. The trading in the Company’s securities remains halted.

Item 7.01.	Regulation FD Disclosure

On July 1, 2011, the Company issued a press release announcing the foregoing. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Exhibits

99.1	Press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HQ Sustainable Maritime Industries, Inc.

By:	/s/ Norbert Sporns
Norbert Sporns, Chief Executive Officer

Date: July 1, 2011

Exhibit Index

Exhibit No.	Description

99.1	Press release